SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 31, 2005 (August 25, 2005)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ (Address of principal executive offices)	07662 (Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

(a)   Severance Pay Agreements

United Retail Incorporated, a subsidiary of United Retail Group, Inc. (the “Company”), entered in Severance Pay Agreements, dated August 26, 2005, with Rose Panicali, its Vice President-AVENUE Body, and Terence Puffer, its Vice President-Production Services, respectively.

The Severance Pay Agreements provide that, in the event employment is terminated by United Retail Incorporated without cause (as defined in the contract), the officer will receive severance pay equivalent to 26 weeks’ base pay plus an additional week’s pay for each full year of service over 10 years completed through the date of termination of employment. The foregoing summary description of the Severance Pay Agreements is qualified in its entirety by reference to the form of Severance Pay Agreement, which is an exhibit to this Report.

(b)   Supplemental Retirement Savings Plan Amendments

The Company has a profit-sharing plan qualified under the Internal Revenue Code, the Retirement Savings Plan (the “RSP”), in which all associates who have completed one year of service are eligible to participate. Each participant is entitled to direct that a contribution of 1%, 2% or 3% of his compensation be made under the RSP as a basic contribution that reduces his compensation under the Code. (For Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, the percentage is applied to his contractual rate of base salary, currently $711,000, regardless of whether he draws or defers a lesser amount.) For each participant who makes a basic contribution, the Company makes a matching cash contribution equal to one-half of the basic contribution, provided, however, that in no event shall the matching contribution for a participant exceed certain maximum limits imposed by governmental regulations applicable to qualified plans. All contributions made by the Company are for the exclusive benefit of participants and vest incrementally after specified years of service with the Company.

The Company also has a nonqualified Supplemental Retirement Savings Plan (the “SRSP”), which is a material agreement. Under the SRSP, the Company makes cash contributions to a separate trust fund equal to the amount of contributions that it otherwise would have made pursuant to the terms of the RSP but which were disallowed by governmental regulations limiting contributions to qualified plans. The Company also makes cash retirement contributions to the trust fund under the SRSP equal to 6% of each participant’s salary and bonus, provided, however, that these retirement contributions to the SRSP are limited to employees who earn $100,000 per annum or more and who were employed by the Company before 1993.

On August 25, 2005, the Compensation Committee recommended and, on August 26, 2005, the Board of Directors approved, amendments to the SRSP, principally to conform its provisions more closely to the American Jobs Creation Act of 2004. The amendments are set forth in an exhibit to this Report.

(c)   Employment Agreement Amendments

The Company is a party to Employment Agreements, dated September 3, 2004, as amended, with Mr. Benaroya, George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, and Kenneth P. Carroll, the Company’s Senior Vice President-General Counsel, respectively, (collectively, the “Employment Agreements”) for a five-year term.

On August 25, 2005, the Compensation Committee recommended extending the term of each of the Employment Agreements by one year, that is, to September 3, 2010. The extension of the term of the Employment Agreements was approved by the Board in executive session among the nonmanagement Directors on August 26, 2005.

The Company entered into Amendments, dated August 29, 2005, to the Employment Agreements extending their term by one year.

The Employment Agreements and the amendments discussed above are exhibits to this Report.

The amendments to the Employment Agreements discussed above were entered into in order to assure the continued availability of the services of Messrs. Benaroya, Remeta and Carroll.

(d)   Incentive Compensation Plan Target Setting

The Incentive Compensation Plan of the Company is a program with a long history that provides the officers and a group of key executives of the Company and its subsidiaries with an opportunity in each six-month season to earn extra cash remuneration based on attainment of targets for improvements in the operating profit and loss (“P&L”) of the Company on a consolidated basis or of the business activity in which the participant is principally engaged.

Participants in the Incentive Compensation Plan include all five executive officers of the Company named in the Company’s 2004 Proxy Statement and those expected to be named in the Company’s 2005 Proxy Statement and all officers of the Company’s subsidiaries.

Each participant was previously assigned an individual participation percentage by the Company’s Board (with Directors who are employed by the Company abstaining from the vote), on the recommendation of the Compensation Committee. Among other things, the participation percentage was based on the participant’s responsibilities and past performance.

Seasonal operating P&L targets for the Company on a consolidated basis and for certain discrete business activities are established early in each season. The targets are assigned percentages ranging from 20% for the lowest acceptable amount of operating P&L to 200% at and above the highest amount. (There is no payout if the target assigned 20% is missed.)

The above summary description of the Incentive Compensation Plan is qualified in its entirety by reference to the more complete description contained in the Summary Plan Description of the Incentive Compensation Program and the Incentive Plan Compensation Agreement, which are exhibits to this Report.

In the past, the targets and the assigned percentages were established by the Company’s Board (with Directors who are employed by the Company abstaining from the vote), on the recommendation of the Compensation Committee. However, Mr. Benaroya was unable to attend the Board meeting on August 26, 2005 because of a death in the family. The Company’s Board (with Mr. Remeta abstaining from the vote) delegated full authority to the Compensation Committee to establish targets and assign percentages for the current season. This delegation of complete authority was made to permit the Compensation Committee to reconvene at a later date to obtain Mr. Benaroya's input regarding the possible scope of P&L improvements and appropriate “stretch” targets to incentivize optimal performance by participants in the Incentive Compensation Plan and to include his input in the Committee's deliberations.

On August 26, 2005, the Audit Committee of the Company’s Board conducted its review of the Company’s consolidated statement of operations for the six months ended July 30, 2005. Based on the consolidated operating income earned in the period, participants in the Incentive Compensation Plan who remain in the Company’s employ in accordance with the provisions of the Incentive Compensation Plan will receive payments based on the maximum performance level.

(e)   Incentive Stock Options to Officers

On August 29, 2005, the Company entered into Stock Option Agreements with two officers of United Retail Incorporated. Incentive stock options were granted to Ms. Panicali, who was recently hired, to purchase 20,000 shares at $8.95 per share and to Mr. Puffer, who was recently promoted, to purchase 5,000 shares at $8.01 per share. The options are for a term of 10 years with five-year vesting, beginning on the date of hire or promotion, as the case may be.

(f)   Bonus Agreement with Newly Hired Officer

On August 25, 2005, the Compensation Committee of the Company’s Board approved a Bonus Agreement between United Retail Incorporated and Ms. Panicali, dated as of August 22, 2005, her date of hire.

The Bonus Agreement provides for the following supplemental bonuses if margin dollars without vendor allowance per average store from sales in any period of two consecutive six-month seasons of Body Merchandise (as defined in the contract) exceed:

  $80,000, then Ms. Panicali shall be paid a one-time bonus of $100,000;
  $100,000, then Ms. Panicali shall be paid an additional one-time bonus of $100,000; and
  $120,000, then Ms. Panicali shall be paid a third one-time bonus of $100,000 (the maximum total of all these bonuses combined being $300,000).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Summary Plan Description for Incentive Compensation Program for Executives is incorporated by reference to Exhibit No. 10.4 to the Corporation's Quarterly Report on Form 10-Q for the period ended November 3, 2001
10.2*	2005 Incentive Compensation Plan Agreement form is incorporated by reference to Exhibit No. 10.1 to the Corporation's Report on Form 8-K, dated March 3, 2005
10.3*	Amendment to Supplemental Retirement Savings Plan
10.4*	Amendment, dated August 29, 2005, to Employment Agreement, dated September 3, 2004, between the Corporation and Raphael Benaroya
10.5*	Amendment, dated August 29, 2005, to Employment Agreement, dated September 3, 2004, between the Corporation and George R. Remeta
10.6*	Amendment, dated August 29, 2005, to Employment Agreement, dated September 3, 2004, between the Corporation and Kenneth P. Carroll
10.7*	The Employment Agreements with Messrs. Benaroya, Remeta and Carroll, respectively, are incorporated by reference to Exhibit Nos. 10.1, 10.2 and 10.3 to the Corporation's Quarterly Report on Form 10-Q for the period ended July 31, 2004
10.8*	Form of Severance Pay Agreement, dated August 26, 2005, with Rose Panicali and Terence Puffer, respectively
10.9*	Bonus Agreement, dated as of August 22, 2005, between the Corporation and Rose Panicali

*A compensatory plan for the benefit of the Corporation's management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 31, 2005	UNITED RETAIL GROUP, INC. (Registrant) By: /s/ GEORGE R. REMETA George R. Remeta Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Summary Plan Description for Incentive Compensation Program for Executives is incorporated by reference to Exhibit No. 10.4 to the Corporation's Quarterly Report on Form 10-Q for the period ended November 3, 2001
10.2*	2005 Incentive Compensation Plan Agreement form is incorporated by reference to Exhibit No. 10.1 to the Corporation's Report on Form 8-K, dated March 3, 2005
10.3*	Amendment to Supplemental Retirement Savings Plan
10.4*	Amendment, dated August 29, 2005, to Employment Agreement, dated September 3, 2004, between the Corporation and Raphael Benaroya
10.5*	Amendment, dated August 29, 2005, to Employment Agreement, dated September 3, 2004, between the Corporation and George R. Remeta
10.6*	Amendment, dated August 29, 2005, to Employment Agreement, dated September 3, 2004, between the Corporation and Kenneth P. Carroll
10.7*	The Employment Agreements with Messrs. Benaroya, Remeta and Carroll, respectively, are incorporated by reference to Exhibit Nos. 10.1, 10.2 and 10.3 to the Corporation's Quarterly Report on Form 10-Q for the period ended July 31, 2004
10.8*	Form of Severance Pay Agreement, dated August 26, 2005, with Rose Panicali and Terence Puffer, respectively
10.9*	Bonus Agreement, dated as of August 22, 2005, between the Corporation and Rose Panicali

*A compensatory plan for the benefit of the Corporation's management